SEC-REG, FSLRP. 71,071, Reg.ss.229.601
Exhibit 16:  Letter re change in certifying accountant

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                        DiSanto Bertoline & Company, P.C.
                         628 Hebron Avenue, Building #3
                           Glastonbury, CT 06033-2496
                                 (860) 659-1338


United States Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and gentlemen:

We  have  read  and  agree  with  the   comments  in  Item  4  of  Form  8-K  of
Thermodynetics, Inc. dated November 30, 2000.

Very truly yours,

/s/ DiSanto Bertoline & Company, P.C.

DiSanto Bertoline & Company, P.C.

Glastonbury, Connecticut
November 30, 2000